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                                   EXHIBIT 5.

                          Opinion of Wenthur & Chachas
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                         [WENTHUR & CHACHAS LETTERHEAD]




                                                                      EXHIBIT 5.




                                    July 23, 1996


Sionix Corporation
5405 Morehouse Drive
Suite 250
San Diego, CA 92121

         Re:  Sionix Corporation
              Registration Statement on Form S-8

Ladies and Gentlemen;

         We have served as counsel to Sionix Corporation (the "Company") in connection with (i) the filing with the Securities and Exchange Commission (the "Commission") of the Company's registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") covering 2,000,000 shares of common stock, $.001 par value ("Common Stock"), of the Company which have previously been issued or may be issued in the future pursuant certain Consulting Agreements between the Company and Michael A. Taylor, Terry D. Saville and David Phillips, respectively, and the Compensation Agreement between the Company and Wenthur & Chachas (the "Plans"), and (ii) the preparation of (a) a reoffer prospectus as permitted by General Instruction C for Form S-8 (the "Reoffer Prospectus"), covering 629,758 shares of Common Stock previously issued under the Consulting Agreements between the Company and Rodney Anderson and Associates, Michael A. Taylor and Terry D. Saville, respectively, and the Payment Agreement between the Company and Wenthur & Chachas (the "Prior Plans") prior to the date hereof to persons who may be considered affiliates of the Company, as defined in Rule 405 under the 1933 Act, and (b) the prospectus to be delivered to such consultants and advisors (the "Selling Shareholders") under the Plans and Prior Plan as required pursuant to
Item I., of Form S-8 (the "Prospectus").

         As such counsel, we have examined the Registration Statement, the Reoffer Prospectus, the Prospectus, the Plan and exhibits thereto and such other documents, and have obtained such certificates and assurances from officers and representatives of the Company and made such additional inquiries, as we have deemed necessary for the purpose of rendering this opinion. We
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Sionix Corporation
July 22, 1996
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have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have also examined the proceedings heretofore taken by the Company in connection with the adoption of the Prior Plans and the Plans and by the directors administering, authorizing or approving the Prior Plans and Plans (the "Board") in connection with the grant of shares of Common Stock pursuant to the Prior Plans and the Plans, and we assume for the purposes of this opinion that neither the Company nor the Board has or will grant any award under the Prior Plans or Plans pursuant to which shares of Common Stock could be issued for consideration that is not adequate in form or amount to support the issuance of fully paid stock under applicable state law.

         On the basis of and in reliance upon the foregoing examinations, inquiries and assumptions, and such other matters of fact and questions of law as we have deemed appropriate, and subject to the limitations contained herein, we are of the opinion that (i) the shares of Common Stock covered by the Reoffer Prospectus have been duly and validly issued and are fully paid and nonassessable and (ii) the shares of Common Stock to be issued in the future by the Company pursuant to the Plans will, when issued in accordance with the terms of the Plans, be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" contained in the Reoffer Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the General Rules and Regulations of the Commission.



                                        Very truly yours,

                                        WENTHUR & CHACHAS



                                        /s/ George G. Chachas
                                        ---------------------
                                        By: George G. Chachas